                                                                   Exhibit 10.20

                                 STOCK PURCHASE
                                       AND
                             SHAREHOLDERS AGREEMENT


THIS AGREEMENT, dated as of January 15, 2004 between Ensyn Group, Inc. (herein the "Seller"), an entity organized under the laws of Delaware, Ensyn Petroleum International Ltd., a Delaware Corporation ("Ensyn") and Ivanhoe Energy (USA) Inc. (herein the "Purchaser"), a corporation organized under the laws of the State of Nevada.

         Purchaser and Seller have agreed pursuant to the Heads of Agreement for Acquisition of Interest in Ensyn by Purchaser, dated the 17th day of December 2003 ("HOA") that Purchaser, will acquire from Seller, and Seller will sell to Purchaser, a 10% interest in Ensyn Petroleum International Ltd., a Delaware corporation ("Ensyn"), represented by 10% of the issued and outstanding shares of capital stock of Ensyn. Seller, Ensyn and Purchaser may sometimes individually be referred to herein as a "Party" and collectively as the "Parties."

                                    ARTICLE 1
                         DEFINITIONS AND INTERPRETATION

         1.1 DEFINITIONS. Terms used herein with initial capitalized letters are for the purposes of this Agreement and have the meanings ascribed to them as follows:

         "AFFILIATE" means any person, partnership, joint venture, corporation or other form of enterprise which directly or indirectly controls, is controlled by, or is under common control with, a Party. For purposes hereof, "control" means the possession, directly or indirectly, of the power to direct or cause direction of management and policies through ownership of voting securities, contract, voting trusts or otherwise.

         "AGREEMENT" means this Stock Purchase and Shareholders Agreement, including all Schedules and Exhibits hereto.

         "BUSINESS" means all the business, operations and activities of a Person.

         "BUSINESS DAY" means a day on which the banks in New York, New York, are customarily open for business.

         "CDF" means the commercial demonstration facility to demonstrate the commercial viability of Ensyn's RTP(TM) process technology to upgrade bitumen and heavy oil.

         "CLAIM" means any cause of action, chose in action, claim for damages, and/or other right, title, interest or obligation of any kind, assessment, notice of deficiency, suit, administrative or judicial proceeding, security interest, lien, pledge, charge, escrow, option, proxy, right of first refusal, preemptive right, mortgage, hypothecation, indenture, security agreement, or other such agreement, contract, commitment, or obligation, or any other encumbrance of any kind.

         "CLOSING" has the meaning assigned to it in Section 2.2.

         "CLOSING DATE" has the meaning assigned to it in Section 2.2.

         "CONSENT" of any Person means any consent, forbearance, authorization, approval, license, filing, registration, waiver, declaration or clearance by or with such Person.

         "CONTRACT" of any Person means any contract, agreement or instrument of any type whatsoever, including, without limitation, any purchase order, service order, mortgage, security agreement, deed of trust, note, warranty, guaranty, lease, pledge agreement, charge or conditional sales agreement, to which such Person is a party or by which any of the assets of such Person is bound.

         "DELIVERY" has the meaning assigned to it in Section 2.3(b).

         "DAMAGES" has the meaning ascribed to it in Section 9.3.

         "DOLLARS" or the symbol "$" means lawful currency and legal tender of the United States of America.

         "ENSYN EQUITY INTEREST" has the meaning ascribed to it in Section 3.3.

         "ENSYN PROCESS" means the process using Ensyn's RTP(TM) technology to upgrade bitumen and heavy oil.

         "ENSYN STOCK" means all the shares of the capital stock of Ensyn, consisting of 100,000 authorized shares of common stock having a par value of $0.0001 per share, of which 38,800 shares are currently issued and outstanding.

         "ENVIRONMENTAL LAW" means any Legal Requirement, as now in effect, concerning exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production or disposal of, or pollution by, a Hazardous Substance.

         "EXCLUSIVITY PERIOD" has the meaning ascribed to it in Section 3.2.

         "GOVERNMENTAL AUTHORITY" means any court, government, legislature, council, government department, commission, board, bureau, agency, instrumentality, or other governmental authority in any country or jurisdiction therein.

         "HAZARDOUS SUBSTANCE" means any substance that is listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or is otherwise regulated as such, under any Legal Requirement, as now in effect, whether by type or by quantity (including any substance containing any such substance as a component), including without limitation, and to the extent so listed, defined, designated or classified, any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, industrial substance or waste, petroleum, or petroleum-derived substances or waste, gas, radon, radioactive materials, asbestos, asbestos-containing materials, urea formaldehyde foam insulation, lead or polychlorinated biphenyls.

         "INITIAL EXCLUSIVITY PERIOD" has the meaning ascribed to it in Section 3.2.

         "INTELLECTUAL PROPERTY RIGHTS" has the meaning ascribed to it in
         Section 5.20.

         "IVANHOE INC." means Ivanhoe Energy Inc., a corporation incorporated under the laws of the Yukon, Canada and includes its successors and assigns. The Purchaser is a wholly owned Subsidiary of Ivanhoe Inc.

         "LEGAL REQUIREMENT" means any applicable (a) national, state or local law (statutory, judicial or otherwise), ordinance, regulation or similar enactment, (b) judgment, or (c) Contract with any Governmental Authority relating to compliance with any such law, ordinance, regulation, enactment or judgment.

         "LIABILITY" means any indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, whether direct or indirect, known or not known, fixed or unfixed, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise.

         "MATERIAL ADVERSE EFFECT" means any material adverse effect on the financial condition, results of operations or Business of Ensyn or of the subject Person.

         "PATENTS" means the patents or applications for patents set forth in Schedule "A" to the Site License Agreement.

         "PERSON" means any individual, corporation, partnership, association, trust, organization, business or government (or any agency or political subdivision thereof), or other entity.

         "PROCESS LICENSE" means the site license issued by Ensyn to Purchaser for each RTP(TM) Project at which the Ensyn Process is used in the Territory during the Exclusivity Period substantially in the form of the Site License attached hereto as Exhibit "D". It is understood that in any given country the Process License to Purchaser or a designated Affiliate will be no less favorable than Process Licenses granted to other licensees in that country.

         "RTP(TM) PROJECT" means each project in which the Ensyn Process is used.

         "STOCK PAYMENT" has the meaning ascribed to it in Section 2.3.

         "SUBSIDIARY" means, with respect to any Person, any corporation, association or other entity, a majority (by number of votes) of the voting share capital of which is at the time owned by such Person, or by one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries.

         "TERRITORY" means China, Mongolia, Iraq, Oman and all of South America, except for Venezuela.

         "TAX" means any tax, charge, fee, duty, levy or other assessment, imposed by any taxing authority of any Governmental Authority.

         1.2 INTERPRETATION. Personal pronouns, when used in this Agreement, whether in the masculine, feminine or neuter gender, shall include all other genders, and the singular shall include the plural, and vice versa. The word "or" is not exclusive and the word "including" is not limiting whether or not limiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto. All references herein to Sections or subdivisions hereof shall refer to the corresponding Section or subdivision of this Agreement unless specific reference is made to a section or subdivision of another document or instrument. All references herein to a Schedule or Exhibit shall refer to the corresponding Schedule or Exhibit attached hereto. Any reference to a Legal Requirement is to the same as amended from time to time. Any reference to a Governmental Authority shall include reference to any successor thereto or any Governmental Authority performing similar functions. In the event that any date on which any action is required to be taken hereunder by any Party hereto is not a Business Day, such action shall be required to be taken on the next succeeding day which is a Business Day. All references to "approval," "authorization," "consent" or "direction" in this Agreement means written approval, authorization, consent or direction.

         1.3. EXHIBITS. ATTACHED TO AND MADE A PART OF THIS AGREEMENT ARE THE FOLLOWING EXHIBITS:


                  EXHIBIT "A"   FINANCIAL STATEMENT OF SELLER FOR THE PERIOD
                                ENDED SEPTEMBER 30, 2003, AND BALANCE SHEET OF
                                ENSYN AS AT OCTOBER 1, 2003.

                  EXHIBIT "B"   DISCLOSURE EXHIBIT OF SELLER

                  EXHIBIT "C"   INTELLECTUAL PROPERTY RIGHTS OF SELLER

                  EXHIBIT "D"   FORM OF PROCESS LICENSE

                                    ARTICLE 2
                      PURCHASE AND DELIVERY OF ENSYN STOCK

         2.1 PURCHASE AND SALE. Subject to the terms and conditions of this Agreement, at the Closing Seller agrees to sell and deliver, and the Purchaser agrees to purchase and accept 4,311 newly issued shares of Ensyn Stock. Upon the Closing the issued and outstanding Ensyn Stock shall be held and owned as follows:

              Ensyn Group Inc.              38,800 Shares
              Ivanhoe Energy (USA) Inc.      4,311 Shares
                                            -------------
                           Total............43,111 Shares **


**Ensyn has a stock option plan under which 3,880 shares of Ensyn Stock are authorized for granting .

At the Closing, Seller shall deliver to Purchaser certificates representing the 4,311 shares of Ensyn Stock, registered in the name of Purchaser.

         2.2 CLOSING. The closing of the purchase and sale of Ensyn Stock (the "CLOSING") will take place on the date (the "CLOSING DATE") which shall be within three (3) Business Days following the satisfaction or waiver of all the conditions set forth in Articles 6 and 7, at the offices of Purchaser, 5060 California Avenue, Suite 400,Bakersfield, California, or on such other date, or at such other place, as may be agreed by the Parties. The Closing shall take place no later than March 1, 2004.

         2.3 CONSIDERATION FOR ENSYN STOCK. Except as hereinafter provided, the consideration for the Ensyn Stock to be purchased by Purchaser shall be Two Million Dollars ($2,000,000) (herein the "STOCK PAYMENT"), of which Five Hundred Thousand ($500,000) was paid on December 19, 2003. The balance of the Stock Payment will be paid to Purchaser as follows:


         (a) Five Hundred Thousand Dollars ($500,000) within three Business Days after signing of this Agreement,

         (b) Five Hundred Thousand Dollars ($500,000) subject to the Closing and the delivery of the CDF to a site near Bakersfield, California (the "DELIVERY"), with such payment to be made promptly after the later of the Closing or the Delivery, and

         (c) Five Hundred Thousand Dollars ($500,000) subject to and promptly after the date that the economic viability of the Ensyn Process is confirmed by the CDF reaching a steady state of operation for a five hour test period and with respect to such test period, Ensyn providing Purchaser with (i) detailed information regarding product yield, feedstock and product assays and (ii) a third party evaluation of the product assay to be prepared by Purvin and Gertz or another mutually acceptable third party that indicates the product characteristics and yield are at least comparable to those obtained from Ensyn's pilot facility in Ottawa.

Notwithstanding the foregoing, in the event that prior to Ensyn reacquiring the Ensyn Stock from Purchaser as provided in Section 2.4, the CDF is not delivered to a site near Bakersfield as provided in (b) above or its economic viability is not confirmed as provided in (c) above, the amount of the Stock Payment will be reduced to amount of the Stock Payment paid by Seller to Purchaser prior to the Delivery or confirmation of the economic viability of the CDF, as the case may be, and Purchaser may retain ownership of the Ensyn Stock. If the Parties do not agree within 30 days, they will refer the matter to arbitration.

         2.4 REACQUISITION OF ENSYN STOCK. Purchaser may elect, during a one year period starting two years from the effective date of this Agreement, at its sole option, to require Ensyn to reacquire all the shares of Ensyn Stock then owned by Purchaser in exchange for the same consideration paid by Purchaser for such stock if, within two years from the effective date of this Agreement the Ensyn Stock, or any stock received in exchange for Ensyn Stock, is not publicly traded. The entitlement to the Process Licenses, as provided in Article 3, will continue in effect in the event of such reacquisition of Ensyn Stock from Purchaser.

         2.4 REPRESENTATION OF PURCHASER ON BOARD OF DIRECTORS OF ENSYN. From and after the Closing, Seller agrees that Purchaser, as long as Purchaser owns the Ensyn Stock which is purchased by Purchaser hereunder, shall be entitled to have a representative elected to the Board of Directors of Ensyn, with full powers of such position.

                                    ARTICLE 3
             LICENSE OF ENSYN PROCESS; ENSYN'S RIGHT TO PARTICIPATE

         3.1 LICENSE OF ENSYN PROCESS. Purchaser's payment of the final Five Hundred Thousand Dollars ($500,000) of the Stock Payment pursuant to Section 2.3(c) shall entitle Purchaser to be issued a Process License for each RTP(TM) Project Purchaser undertakes in the Territory during the Exclusivity Period. Each Process License would involve Ensyn being entitled to a mutually agreeable royalty or an alternative arrangement for Ensyn's equity participation in the subject project, such matters to be negotiated on a project-by-project joint venture basis among Ensyn, Purchaser and any third party involved in such project in accordance with this Article 3. Purchaser shall have the right to have each Process License hereunder issued to a designated Affiliate rather than directly to Purchaser, such Affiliate to be the entity responsible to Purchaser for the subject RTP(TM) Project.

         3.2 TERRITORIAL RIGHTS. Purchaser shall have the sole right to be issued the Process Licenses in the Territory for five years from the date of this Agreement ("INITIAL EXCLUSIVITY PERIOD"). If Purchaser places an order for an RTP(TM) Project of at least 5,000 barrels per day during the Initial Exclusivity Period, the period of exclusivity for such sole right in the Territory will be extended for an additional two years following the Initial Exclusivity Period. Furthermore, each additional RTP(TM) Project order of at least 5,000 barrels per day placed by Purchaser during the Initial Exclusivity Period or any extension thereof shall extend such sole right in the Territory for an additional two years, but in no event may the total period of such sole right in the Territory exceed 13 years from the date of this Agreement (the Initial Exclusivity Period, as so extended, is herein referred to as the "Exclusivity Period"). It is understood that Ensyn will not use the Ensyn Process in the Territory during the Exclusivity Period without the written consent of Purchaser.

         3.3 ENSYN'S RIGHT TO PARTICIPATE. For each RTP(TM) Project developed by Purchaser in the Territory, Ensyn will have the right to an equity participation ("ENSYN EQUITY INTEREST") no less than ten percent of Purchaser's interest, that may be acquired by Ensyn for the same proportionate cost as paid by Purchaser. The Parties intend that, if Ensyn elects to acquire an Ensyn Equity Interest, Ensyn's Equity Interest will offset and eliminate the payment of license fees for use of the Process License in such project. It is further agreed that for RTP(TM) Projects that Purchaser may develop in the Territory within South America other than in Peru, Ensyn may acquire an equity interest equal to 25% of Purchaser's interest in such project for the same proportionate cost as paid by Purchaser.

                                    ARTICLE 4
                                    COVENANTS

         4.1 ACCESS TO INFORMATION. Seller shall cause the officers, employees, financial advisors, attorneys, accountants and other authorized representatives of Purchaser reasonable access to, the offices, facilities, properties, experts' reports, other non-public information, and all other books and records, of Ensyn, and prior to the Closing, the personnel responsible for preparing or maintaining the same. Seller shall also inform and consult with Purchaser on all material matters relating to Ensyn's Business and operations between the date of this Agreement and the Closing.

         4.2 CONFIDENTIALITY. The Parties agree that it is in their mutual and respective best interests, to restrict the distribution of information regarding this transaction. Each party may disclose such information to its Affiliates, licensors and licensees, directors, officers, employees, counsel and accountants or other agents or representatives, and the Purchaser may make such disclosures as are necessary to or as required by the rules and regulations of the Toronto Stock Exchange and NASDAQ. Notwithstanding the foregoing, it is understood that any Party can disclose the fact that this Agreement exists and Seller and Ensyn can disclose any information required by regulatory agencies or information after it has been disclosed by Purchaser as provided above.

         4.3 NO CHANGES. Seller shall ensure that Ensyn, after the execution of this Agreement and prior to the Closing and in each case without the prior written consent of Purchaser, such consent not to be unreasonably withheld or delayed, shall not take any action to:

         (i) Amend the Articles of Incorporation or the By-Laws of Ensyn, or authorize the dissolution or liquidation of Ensyn;

         (ii) Permit Ensyn to declare or pay any dividend, or make any other distribution of assets;

         (iii) Issue, or authorize the issuance of, any stock of Ensyn, or repurchase, redeem, retire or otherwise alter the issued and outstanding stock of Ensyn;

         (iv)   Incur any liability for borrowed money from third parties;

         (v) Enter into any Contract involving the payment or commitment by Ensyn of $100,000 or more, or the equivalent value in another currency. Contracts for professional legal and financial services rendered in connection with this Agreement, shall not be subject to this or any other restriction.

         (vi) Conduct any business or engage in any activity not being, or substantially related to, activities related to the Ensyn Process;

         (vii) Waive, or fail to enforce, any material rights of Ensyn, under any Contract;

         (viii) Make or approve any expenditure for operations other than in the ordinary course of business or as necessitated by emergency;

         (ix) Sell, transfer or otherwise dispose of any of its assets, or create or permit to exist or modify any new security interest, lien or encumbrance on its properties or assets, or purchase any asset of any Person, or modify in any material respect any of its Contracts, or purchase, lease or otherwise acquire any property of any kind whatsoever;

         (x)    Engage in any Business other than in the ordinary course; or

         (xi)   Agree to take any action prohibited by this Section 4.3.

         4.4 SELLER INDEMNIFICATION OF PURCHASER. Seller agrees to indemnify and hold Purchaser harmless from any Damage, Claim or Legal Requirement arising out of or which may be made by any Person or Governmental Authority against Purchaser in respect of Ensyn's business or operations occurring prior to the execution of this Agreement.

         4.5 ALL REASONABLE EFFORTS. Seller shall use all reasonable efforts to cause each of the conditions precedent set forth in Article 7 to be met as promptly as practicable.

         4.6 FURTHER ASSURANCES. At the request of Purchaser and without any further consideration, Seller shall execute and deliver, such further agreements, documents or instruments as may be reasonably requested in order (a) to give effect to the provisions of this Agreement, or (b) to perfect or evidence the rights of Purchaser in connection with the transactions contemplated herein.

                                    ARTICLE 5
                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller represents and warrants to Purchaser as follows:

         5.1 ORGANIZATION OF ENSYN. Ensyn is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Ensyn has all requisite corporate power and authority to own its assets and to carry on the business in which it is engaged. Seller has delivered to Purchaser true, correct and complete copies of the certificate of incorporation and by-laws of Ensyn.

         5.2 NO SUBSIDIARIES. Except as set forth on the Disclosure Schedule attached as Exhibit "B", Ensyn has no subsidiaries and partnerships.

         5.3 OWNERSHIP OF OUTSTANDING ENSYN STOCK. Seller is, and will continue to be, until the Closing, the sole owner, beneficially and of record, of the outstanding Ensyn Stock. Seller has, and will continue to have, until the Closing, good and valid title to the outstanding Ensyn Stock, free and clear of all Claims. The outstanding Ensyn Stock is, and the Ensyn Stock to be issued to Purchaser will be, validly issued, fully paid and nonassessable. Except as set forth on the Disclosure Schedule attached hereto as Exhibit "B ", Ensyn has not issued or granted any convertible security, option, warrant or right (contractual or otherwise), or entered into any Contract (other than this Agreement), for the purchase or other acquisition by any Person of any common stock or any other equity, or any ownership interest in, Ensyn.

         5.4 CAPITALIZATION OF ENSYN. The authorized capital stock of Ensyn consists of 100,000 shares of common stock, par value $0.0001. As of the date of this Agreement, 38,800 shares of common stock have been issued and are outstanding, and after the issue at the Closing of the 4,311 shares of Ensyn Stock to Purchaser contemplated hereby, 43,111 shares of common stock will have been issued and will be outstanding.

         5.5 TRANSFER OF OUTSTANDING ENSYN STOCK. Upon the issuance by Ensyn to Purchaser of 4,311 shares of Ensyn Stock in accordance with the provisions of this Agreement, Purchaser will have good and valid title to such shares of Ensyn Stock, free and clear of all Claims.

         5.6 FINANCIAL STATEMENTS OF ENSYN. [To be filled in] Ensyn has no outstanding liabilities except as set forth on the Financial Statements attached hereto as Exhibit "A".

         5.7 OPERATIONS OF ENSYN. At the Closing, Ensyn will not carry on any Business or operations, other than related to developing and managing the Ensyn Process.

         5.8 POSITION OF ENSYN. Since the date of the Financial Statements attached hereto as Exhibit "A", there has occurred no Material Adverse Effect with respect to Ensyn, and there has occurred no event which is reasonably likely to result in any Material Adverse Effect with respect to Ensyn.

         5.9 LIABILITIES OF ENSYN ON THE CLOSING DATE. As of the Closing Date, Ensyn will not have any Liability, or be a party to any Contracts, except as set forth on the Financial Statements attached hereto as Exhibit "A" other than those that incurred in the ordinary course of its Business since the date of the Financial Statements attached hereto as Exhibit "A".

         5.10 ACCESS. At the Closing, Seller will provide or cause to be provided to Purchaser, true, correct and complete copies of (a) the minutes of each meeting and each written action of the shareholders or stockholders of Ensyn for the past year and, (b) the minutes of each meeting and each written action of the board of directors of Ensyn for the past year.

         5.11 LITIGATION. Except for any matter disclosed on Exhibit "B", there is no action, suit or proceeding pending, or, to the knowledge of Seller, threatened against Ensyn.

         5.12 TAXES. On the Closing Date, all Tax returns required to be filed by Ensyn with any Governmental Authority for all periods ending on or prior to the Closing will have been duly filed by Ensyn in a timely manner (in each case to the extent due, taking into account all extensions of due dates), and each such return will be complete and accurate in all material respects. On the Closing Date, all taxes due for all periods ending on or prior to the Closing Date shall have been duly paid.

         5.13 DISCLOSURE. To the best of Seller's knowledge and belief, no representation or warranty by Seller in this Agreement, or any Schedule, Exhibit or certificate furnished to the Purchaser pursuant hereto in connection with the transactions contemplated hereby, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made herein or therein, not misleading. Except as set forth on the Disclosure Schedule attached hereto as Exhibit "B", there is, to the knowledge of Seller, no non-public fact that materially affects the Business, prospects, condition, affairs or operations of Ensyn.

         5.14 NO DEFAULT BY ENSYN. Ensyn is not in default under its Articles of Incorporation. Ensyn is in compliance in all material respects with each Legal Requirement applicable to Ensyn. To the knowledge of Seller, there exists no condition or event that constitutes, or with notice or lapse of time or both would constitute, a material default by Ensyn under, or a material violation by Ensyn of, any Legal Requirement applicable to Ensyn. Neither Seller nor Ensyn has received any notice that Ensyn has failed to comply (and which failure has not been remedied) with, has been threatened with a charge of violation of, or has received any notice that it is under investigation with respect to any possible violation by Ensyn of any Legal Requirement of any Governmental Authority.

         5.15 NO DEFAULT BY OTHER PERSONS. Neither Seller nor Ensyn has received any notice that any Person, which is a party to any Contract with Ensyn, is not in compliance in all respects with each Legal Requirement with respect to such Contract.

         5.16 NO CONSENT. No Consent by any Person, other than such Consents as have heretofore been obtained, is required to be obtained by Seller or Ensyn:
(a) in connection with the execution, delivery and validity or enforceability of this Agreement, (b) for the performance by Seller of its obligation under this Agreement, or (c) for the acquisition on the Closing Date by Purchaser of its rights and benefits under the interest in Ensyn acquired hereunder.

         5.17 INSOLVENCY. No administrator, receiver or administrative receiver has been appointed in respect of Ensyn or in respect of any part of the assets of Ensyn. No petition has been presented, no order has been made, and no resolution has been passed, for the winding-up of Ensyn. Ensyn is not insolvent or unable to pay its debts as they become due.

         5.18 ENVIRONMENTAL MATTERS. Ensyn has all permits, licenses, approvals, authorizations or other Consents required under applicable Environmental Laws necessary for the operation of its Business. In the operation of its Business there has not occurred any discharge into the environment, or the displacement of crude oil, natural gas and related hydrocarbons, contaminants from drilling fluids, radioactive wastes from geological formations and similar substances.

         5.19. DIVIDENDS AND LOANS. After the execution of this Agreement and prior to the Closing, Ensyn will not (a) declare, set aside or pay, directly or indirectly, any cash or stock dividend, or other distribution in respect of its capital stock, or (b) make any loan to any Person, or (c) purchase, or repurchase, any security issued by Ensyn. Except for this Agreement, there is no Contract to which Ensyn is a party or by which it is bound which would, after the Closing, in any way restrict the ability of Ensyn to declare or to distribute any dividend or incur any debt.

         5.20 PATENTS, TRADEMARKS AND COPYRIGHTS. Ensyn owns certain licenses and sublicenses granted by the Seller and its Affiliates that include the right to use the patents, patent application, trademark (whether registered or unregistered), trademark application, trade name or copyright or any material trade secret, or any material proprietary manufacturing process or formula ("INTELLECTUAL PROPERTY RIGHTS") shown on Exhibit "C". To the knowledge of Ensyn, Ensyn is not infringing on any Intellectual Property Rights of any other Person.

         5.21 OWNERSHIP OF INTELLECTUAL PROPERTY RIGHTS. To the best of Seller's knowledge and belief, (i) the Patents are the only patents or applications for patents in existence in respect of the Ensyn Process, all of which are owned exclusively by either Seller or its Affiliates, or Seller or its Affiliates have a license to use and sub-license use of the Patents which is broad enough to include the use by Purchaser or a designated Affiliate to which a Process License is issued by Ensyn hereunder, and any successor or permitted assign of the RTP(TM) Project, and (ii) the Patents are not dependent on any other patents other than those licensed or sublicensed to Ensyn and the practice of the invention described in the Patents do not infringe on any other patents; Ensyn has and shall have when any Process License is issued hereunder, the full legal right to issue the same pursuant to the terms of this Agreement.

                                    ARTICLE 6
                   REPRESENTATIONS AND WARRANTEES OF PURCHASER

         Purchaser represents and warrants to Seller as follows:

         6.1 ORGANIZATION OF PURCHASER. Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada and is a wholly owned Subsidiary of Ivanhoe Inc. Purchaser has all requisite corporate power and authority to own its assets and to carry on the business in which it is engaged.

         6.2 AUTHORITY. Purchaser has the corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated herein. The execution and delivery by Purchaser, and the performance by Purchaser of its obligations under this

Agreement, have been duly and validly authorized by all necessary corporate action on the part of Purchaser. This Agreement has been duly and validly executed and delivered by Purchaser and constitutes the legally valid and binding obligation of Purchaser in accordance with its terms. The execution and delivery of this Agreement, the performance by Purchaser of its obligations under this Agreement, and the compliance by Purchaser with the provisions of this Agreement to be complied with by Purchaser do not (a) violate any Legal Requirement of any competent Governmental Authority, (b) conflict with, or result in any breach of, any of the terms, conditions or provisions of, or constitute (with notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under the certificate of incorporation or by-laws of Purchaser, or any Contract to which Purchaser is a party or by which it or any of its properties or assets are bound or affected, or (c) result in the creation of any Claim (other than as contemplated by the performance of this Agreement) upon any of the properties or assets of Purchaser.

         6.3 ACQUIRING ENSYN STOCK FOR INVESTMENT. Purchaser is acquiring shares of Ensyn Stock for investment and not with a view to the public sale or distribution thereof within the meaning of the Securities Act of 1933, as amended (the "1933 Act"). Purchaser has no present intention of selling, granting any participation in or otherwise distributing such shares.

         6.4 FURTHER ASSURANCES. At the request of Seller, Purchaser shall execute and deliver such further agreements, documents or instruments as may be reasonably requested in order (a) to give effect to the provisions of this Agreement, or (b) to perfect or evidence the rights of Seller in connection with the transactions contemplated herein.

         6.5 INVESTMENT EXPERIENCE. Purchaser understands that (a) the shares of Ensyn Stock have not been registered under the 1933 Act, (2) such shares are being offered and sold pursuant to an exemption from registration contained in the 1933 Act based in part upon Purchaser's representations contained in this Agreement, and (3) the purchase of such shares involves substantial risk. Purchaser has experience as an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment in shares of Ensyn Stock and has such knowledge and experience in financial or business matters that it is capable of, and is not relying on any other person in, evaluating the merits and risks of this investment. Purchaser is an "accredited investor" within the meaning of Regulation D promulgated under the 1933 Act.

         6.6 RESTRICTED SECURITIES. Purchaser understands that the shares of Ensyn Stock are characterized as "restricted securities" under the 1933 Act inasmuch as they are being acquired from Ensyn in a transaction not involving a public offering and that under the 1933 Act and applicable regulations thereunder such securities may be resold without registration under the 1933 Act only in certain limited circumstances. Purchaser must bear the economic risk of this investment indefinitely unless such shares are registered pursuant to the 1933 Act, or an exemption from registration is available. Purchaser understands that Ensyn has no present intention of registering such shares. Purchaser also understands that there is no assurance that any exemption from registration under the 1933 Act will be available and that, even if available, such exemption may not allow Purchaser to transfer all or any portion of such shares under the circumstances, in the amounts or at the times Purchaser might propose. In this connection,

Purchaser represents that it is aware of the provisions of Rule 144 of the United States Securities and Exchange Commission, as presently in effect, and understands the resale limitations imposed thereby and by the 1933 Act. Purchaser understands that no public market now exists for any of the securities issued by Ensyn, and that a market may never exist for any such securities.

         6.7 LEGEND. It is understood that each certificate representing shares of Ensyn Stock shall bear the following legend:

         "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY OTHER JURISDICTION. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAW."


                                    ARTICLE 7
                CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER

         The obligations of Purchaser to purchase Ensyn Stock hereunder is subject to the fulfillment, at or prior to the Closing, of each of the following conditions (each of which may be waived, in whole or in part by the Purchaser in its sole discretion):

         7.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES OF SELLER. The representations and warranties made by Seller in this Agreement shall have been true and correct in all material respects on the date hereof (except to the extent that such representations and warranties expressly relate to an earlier date). Such representations and warranties shall be true and correct in all material respects on and as of the Closing Date, with the same force and effect as though such representations and warranties have been made on and as of the Closing Date (except to the extent that such representations and warranties expressly relate to an earlier date).

         7.2 COMPLIANCE WITH AGREEMENT. All of the terms, covenants, agreements and conditions of this Agreement to be complied with, and performed by Seller and Ensyn on or prior to the Closing shall have been complied with and performed in all material respects.

         7.3 ABSENCE OF LITIGATION. No action, suit or proceeding by or before any Governmental Authority shall be pending, or, to the knowledge of Seller, threatened, against Seller or Ensyn, to restrain, prohibit, invalidate or delay any of the transactions contemplated by this Agreement or which would, if adversely determined, (a) adversely affect any right of

Purchaser to exercise all ownership rights with respect to Ensyn Stock, or (b) have a Material Adverse Effect on Ensyn.

         7.4 LEGAL MATTERS. All actions, proceedings, instruments, opinions and documents required to consummate the transactions contemplated by this Agreement, and all other related legal matters, shall be reasonably satisfactory to counsel for Purchaser.

         7.5 ELECTION OF PURCHASER REPRESENTATIVE AS ENSYN DIRECTOR. A representative of Purchaser shall have been elected a Director of Ensyn effective as of the Closing.

         7.6 NO MATERIAL ADVERSE EFFECT. Since the date of this Agreement, there shall have occurred (a) no Material Adverse Effect with respect to Ensyn, and
(b) no event which is reasonably likely to result in any Material Adverse Effect with respect to Ensyn.

                                    ARTICLE 8
                  CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER

         The obligations of Seller to sell Ensyn Stock hereunder is subject to the fulfillment, at or prior to the Closing, of each of the following conditions (any of which may be waived in whole or in part) by Seller in its sole discretion):

         8.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES OF PURCHASER. The representations and warranties made by Purchaser in this Agreement shall have been true and correct in all material respects on the date hereof (except to the extent that such representations and warranties expressly relate to an earlier date). Such representations and warranties shall be true and correct in all material respects on and as of the Closing Date, with the same force and effect as though such representations and warranties had been made on and as of the Closing Date (except to the extent that such representations and warranties expressly relate to an earlier date).

         8.2 COMPLIANCE WITH AGREEMENT. All of the terms, covenants, agreements and conditions of this Agreement to be complied with, and performed by Purchaser on or prior to the Closing shall have been complied with and performed in all material respects. The Parties agree that they shall mutually cooperate to ensure that to the highest extent practicable, this transaction meets the requirements of a tax-deferred reorganization in compliance with all IRC Sections and applicable state statutes.

         8.3 ABSENCE OF LITIGATION. No action, suit or proceeding by or before any Governmental Authority shall be pending, or, to the knowledge of Purchaser, threatened, against Purchaser or Ensyn, to restrain, prohibit, invalidate or delay any of the transactions contemplated by this Agreement or which would, if adversely determined, have a Material Adverse Effect on Seller.

         8.4 LEGAL MATTERS. All actions, proceedings, instruments, opinions and documents required to consummate the transactions contemplated by this Agreement, and all other related legal matters, shall be reasonably satisfactory to counsel for Seller.

                                    ARTICLE 9
                                 INDEMNIFICATION

         9.1 SELLER'S INDEMNITY. Seller, to the maximum extent permitted by law, shall defend, indemnify and hold harmless Purchaser and its Affiliates, and their respective directors, officers, shareholders, employees, agents, successors, and permitted assigns, from and against all demands, claims, notices of violation, filings, investigations, actions, suits, other legal proceedings, payments, charges, judgments, assessments, Liabilities, Damages, deficiencies, penalties, fines, obligations, costs, and expenses paid or incurred (including, without limitation, any legal or other expenses reasonably incurred in connection with investigating or defending any claim, demand, or legal proceeding, whether or not resulting in any liability, and all amounts paid in settlement of claims, demands, or legal proceedings) arising from or related to any inaccuracy of any representation, any breach of any warranty, or any breach of any covenant or agreement, made by Seller in this Agreement. Seller shall use all reasonable efforts to mitigate such Damages and shall, to the extent practicable, consult with Purchaser in advance with respect to any mitigation of Damages in a material amount.

         9.2 PURCHASER'S INDEMNITY. Purchaser, to the maximum extent permitted by law, shall defend, indemnify and hold harmless Seller, its Affiliates, and their respective directors, officers, shareholders, employees, agents, successors, and permitted assigns, from and against all demands, claims, notices of violation, filings, investigations, actions, suits, other legal proceedings, payments, charges, judgments, assessments, Liabilities, Damages, deficiencies, penalties, fines, obligations, costs, and expenses paid or incurred (including, without limitation, any legal or other expenses reasonably incurred in connection with investigating or defending any claim, demand, or legal proceeding, whether or not resulting in any liability, and all amounts paid in settlement of claims, demands, or legal proceedings) arising from or related to any inaccuracy of any representation, any breach of any warranty, or any breach of any covenant or agreement, made by Purchaser in this Agreement. Purchaser shall use all reasonable efforts to mitigate such Damages and shall, to the extent practicable, consult with Seller in advance with respect to any mitigation of Damages in a material amount.

         9.3. DAMAGES. The term "DAMAGES" means, with respect to any Person, an amount equal to any and all legal obligations, whether civil or criminal (including, but not limited to, any legal obligation to take an affirmative act), Liabilities, Taxes, damages (including punitive or exemplary), penalties, deficiencies, losses, judgments, fines, costs and expenses incurred by such Person (including any cost or expense incurred in connection with investigating, defending against, monitoring or performing such obligations), and any interest, bonding or appellate costs, attorneys', accountants' and experts' fees and disbursements.

         9.4 LIABILITY FOR REPRESENTATIONS, WARRANTIES, AND COVENANTS. The representations, warranties and agreements of each Party contained in this Agreement and in any Schedule, Exhibit, certificate or other instrument delivered pursuant hereto, shall survive the Closing Date and remain in full force and effect, regardless of any investigation made by or on behalf of a Party.

                                   ARTICLE 10
                               GENERAL PROVISIONS

         10.1 BROKERS. Each Party represents that there are no agreements, arrangements, or undertakings by it, any of its Affiliates or any party acting on behalf of it, with any third party for brokerage or finders' fees or other commissions in connection with this Agreement or any of the transactions contemplated hereby.

         10.2 EXPENSES. Each Party shall pay its own expenses incident to this Agreement and the transactions contemplated herein, including, without limitation, all legal and accounting fees and disbursements.

         10.3 ASSIGNMENT. This Agreement shall inure to the benefit of, and be binding upon, each of the Parties, and their respective successors and permitted assigns; provided, however, that a Party without the written consent of the other Party may not assign the rights and obligations under this Agreement.

         10.4 AMENDMENT. This Agreement may not be amended or changed orally, and, no amendment to this Agreement shall be effective unless evidenced by an instrument in writing duly executed by the Party hereto against which enforcement of such amendment is sought.

         10.5 TERMINATION. This Agreement may be terminated at any time prior to
Closing:


         (a)  by mutual written consent of the Parties;

         (b) by the Purchaser, if there shall have been a material breach of this Agreement by Seller;

         (c) by the Seller, if there shall have been a material breach of this Agreement by Purchaser.

         10.6 NOTICES. Any notice, request or other document to be given hereunder shall be in writing and delivered personally or sent by facsimile, telex or first class or registered mail, first class postage prepaid, addressed as follows:


         IF TO PURCHASER, AT:

         Ivanhoe Energy (USA) Inc.
         5060 California Avenue, Suite 400
         Bakersfield, CA 93309
         Attention:  Mr. Leon Daniel, President
         Telephone: 661-869-8335
         Facsimile: 661-869-2820
         E-mail: leon@ivancorp.com

         WITH A COPY TO

         Attention: General Counsel
         Telephone: 661-869-8339
         Facsimile: 661-869-2820
         E-mail:    oblake@ivanhoeenergy.com

         IF TO SELLER AT:

         Ensyn Group, Inc.
         20 Park Plaza
         Suite 434
         Boston, Massachusetts 02116
         Attention:  President
         Fax Number: (617) 266-0557

         WITH A COPY TO :

         Ensyn Petroleum International Ltd.
         400 West 9th Street
         Wilmington, Delaware 19801
         Attention: President
         Fax Number:

         Any such notice, request or other document shall be deemed to have been given when received.

         Any Party hereto may change its address for receiving notices by giving notice of such change to the other Party.

         10.7 GOVERNING LAW AND SEVERABILITY. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to principles of conflicts of law. If any provision of this Agreement is determined by any court of competent jurisdiction or arbitrator to be invalid, illegal or unenforceable to any extent, that provision shall, if possible, be construed as though more narrowly drawn, if a narrower construction would avoid such invalidity, illegality or unenforceability or, if that is not possible, such provision shall, to the extent of such invalidity, illegality or unenforceability, be severed, and the remaining provisions of this Agreement shall remain in effect.

         10.8 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         10.9 ENTIRE AGREEMENT. This Agreement contains the entire agreement and understanding of the Parties relating to the subject matter hereof and cancels and supersedes all prior agreements and understandings between the Parties relating to the subject matter covered hereby, whether written or oral.

         10.10 SCHEDULES AND EXHIBITS. Schedules, Exhibits or any documents executed pursuant to this Agreement are deemed to be incorporated by reference as though set forth herein.

         10.11 ATTORNEY FEES, COSTS AND DISBURSEMENTS. If any action is brought to enforce or interpret this Agreement, or any of its terms, the prevailing party in such action shall be entitled to its reasonable attorney fees, actual costs and disbursements. Said costs shall be in addition to those ordinarily awarded by statute.

         IN WITNESS WHEREOF, Seller and Purchaser have caused this Agreement to be duly executed by their duly authorized representatives the day and year first above written.

SELLER                                      PURCHASER

ENSYN GROUP, INC.                           IVANHOE ENERGY (USA) INC.


By: /s/ R. G. Graham                        By: /s/ E.L.Daniel
    ----------------                            --------------
Title: President and CEO                    Title: President



ENSYN PETROLEUM INTERNATIONAL LTD.


By:/s/ R.G. Graham
   ---------------
Title: President

                                   EXHIBIT "A"
        TO STOCK PURCHASE AGREEMENT BETWEEN IVANHOE ENERGY (USA) INC AND
                           ENSYN GROUP INC. AND ENSYN


ENSYN PETROLEUM INTERNATIONAL LIMITED



UNAUDITED CONSOLIDATED BALANCE SHEET
(UNAUDITED)

(IN ACCORDANCE WITH UNITED STATES GAAP)

AS AT OCTOBER 1, 2003

ENSYN PETROLEUM INTERNATIONAL LIMITED
UNAUDITED CONSOLIDATED BALANCE SHEET
(REPORTED IN US$)
AS AT OCTOBER 1, 2003


                                          OCT 1/03
                                         ---------
          ASSETS

CURRENT ASSETS
Cash and short term investments                 --
Trade and Other Receivables                444,214
Intercorporate Accounts                    412,107 (note 1)
                                        ----------
                                           856,321

INVESTMENT IN JOINT VENTURE              1,642,168 (note 2)
INTANGIBLES                                339,038
                                        ----------
                                         2,837,527
                                        ==========

      LIABILITIES

CURRENT LIABILITIES
Trade Payable and accruals                  90,643
Due to Ensyn Group Inc.                         --
                                        ----------
                                            90,643
    SHAREHOLDER'S EQUITY

Capital Stock                            3,957,097
Accumulated Deficit                     (1,210,213)
                                        ----------
                                         2,746,884
                                        ----------
                                         2,837,527
                                        ==========

note 1 as at December 31, 2003, the intercorporate receivable balance has been reduced to $148,230 note 2 the Investment in Joint Venture consists of a capital contribution of $1,500,000 and a loan of $142,168

                                   EXHIBIT B

                               DISCLOSURE SCHEDULE


5.2  SUBSIDIARIES AND PARTNERSHIPS

Ensyn owns 85% of Ensyn Energy Corp., a Delaware corporation "Energy"

Energy owns approximately 72% of EEC Management Corp., a Delaware
Corporation ("EECM")

Energy owns approximately 28% of EECM

EECM is the general partner in a limited partnership, Ensyn Energy Management LP ("EnsynLP"), that has the right to receive certain royalties when the Ensyn Process is used to upgrade petroleum. The allocation of interests in Ensyn LP are as follows:


General Partner   EEC                10 units
Limited Partners
                  Energy           7136 units
                  Ensyn            2854 units

Ensyn owns 50% of ITS ENSYN LLC, a limited liability company which has the right to manufacture equipment for the Ensyn Process or to receive a fixed fee when such equipment is manufactured by others.


5.3  OWNERSHIP OF OUTSTANDING ENSYN STOCK

Ensyn has issued options to purchase 3350 of its Shares pursuant to its stock option plan.


5.6  FINANCIAL STATEMENTS OF ENSYN

1. Ensyn has the obligation to fund to ITSENSYN LLC 50% of the cost of the CDF facility until it is completed and then to fund the costs in excess of revenues to operate the CDF during testing.

2. Esyn has the obligation to repay Ivanhoe Energy $500,000 in the event the transaction envisioned in the Heads of Agreement between Ivanhoe Energy
     (USA) Inc. and Ensyn ("HOA") dated December 17, 2003 does not close.

5.9  LIABILITIES OF ENSYN

1.   Ensyn has certain liabilities related to the HOA.

2. In the event that Ensyn does not complete the CDF, Conoco Phillips Canada Resources ("ConocoPhillips") would be entitled to be repaid Canadian $600,000.

3. In conjunction with the assignment of petroleum patent applications described in EXHIBIT C, 6., Ensyn has provided ConocoPhillips with a covenant indicating that Ensyn will comply with the obligations of EGI, EEM, EEC and ETI (the "Ensyn Entities") as parties to the Project Development and License Agreement between the Ensyn Entities and ConocoPhillips dated August 28, 2000 (the "PDA"). It should be noted that the assignment clarifies that Ensyn is assuming the obligations of Seller pursuant to the PDA and will be entitled to all future payments from ConocoPhillips as indicated in Ensyn's business plan.

                                 EXHIBIT "C" (1)
                   INTELLECTUAL PROPERTY RIGHTS OF THE SELLER


Ensyn has rights to use all the intellectual property of Seller and its Affiliates related to the Ensyn Process, subject to the Licenses granted to ConocoPhillips Canada Resources Limited and ITSENSYN LLC, pursuant to the following documents:

1. Amended and Restated License Agreement between Ensyn Technology and Ensyn Group Inc dated December 8, 1997

2. Sub-License between Ensyn Group, Inc. and Ensyn Petroleum International, Ltd. Dated January 14, 2002.

3. License between Ensyn Technologies Inc. and Ensyn Petroleum International Ltd dated January 14, 2002

4. Assignment dated September 30, 2003 between Ensyn Energy Management, L.P. and Ensyn Petroleum International Ltd.

5. Agreement dated October 1, 2003 between Ensyn Group Inc., Ensyn Technologies Inc, Ensyn Petroleum International Ltd, Ensyn Renewables, Inc, Ensyn Energy Corp, Ensyn Energy Management, L.P.

6. A status report of patents and patent applications is attached hereto. With regard to the patents and patent applications listed therein, it should be noted that the existing patents are owned by Ensyn Technologies Inc, and include all applications of the RTP technology, i.e. petroleum, biomass and other product processing. Ensyn Group, Inc. is the owner of the patent applications dealing with petroleum upgrading as indicated in the attached patent list, however, the attorneys for Ensyn Group, Inc are being instructed to assign these patent applications to Ensyn Petroleum International Ltd.

                                 EXHIBIT "C" (2)
          TO STOCK PURCHASE AGREEMENT BETWEEN IVANHOE ENERGY (USA) INC.
                         AND ENSYN GROUP INC. AND ENSYN


                       STATUS REPORT AS OF JANUARY 7, 2004

          METHOD AND APPARATUS FOR A CIRCULATING BED TRANSPORT FAST PYROLYSIS REACTOR SYSTEM                 CORE RTP PROCESS PATENT

ENSYN TECHNOLOGIES INC.

COUNTRY        ISSUE DATE      PATENT NUMBER      STATUS                 NEXT DUE DATE      ITEM DUE                   OUR REFERENCE

CANADA         11Sep2001       2,009,021          Issued                 31Jan2004          Next Renewal Deadline      08854416CA

CZECH REP      04Dec1995       280 465            Issued                 31Jan2004          Next Renewal Deadline      08854416CS

DENMARK        28Dec1994       0 513 051          Issued                 30Jan2004          Next Renewal Deadline      08854416DK

FINLAND        15Jan2001       106313             Issued                 30Jan2004          Next Renewal Deadline      08854416FI

FRANCE         28Dec1994       0 513 051          Issued                 30Jan2004          Next Renewal Deadline      08854416FR

GERMANY        28Dec1994       0 513 051          Issued                 30Jan2004          Next Renewal Deadline      08854416DE

ITALY          28Dec1994       0 513 051          Issued                 30Jan2004          Next Renewal Deadline      08854416IT

NETHERL.       28Dec1994       0 513 051          Issued                 30Jan2004          Next Renewal Deadline      08854416NL

POLAND         08Oct1995       168638             Issued                 30Jan2004          Next Renewal Deadline      08854416PL

SPAIN          28Dec1994       0 513 051          Issued                 30Jan2004          Next Renewal Deadline      08854416ES

SWEDEN         28Dec1994       0 513 051          Issued                 30Jan2004          Next Renewal Deadline      08854416SE

SWITZER.       28Dec1994       0 513 051          Issued                 30Jan2004          Next Renewal Deadline      08854416CH

U.K.           28Dec1994       0 513 051          Issued                 30Jan2004          Next Renewal Deadline      08854416GB

U.S.A.         11Aug1998       5,792,340          Issued                 11Feb2006          Next Renewal Deadline      08854416US2

U.S.A.         5-Oct-99        5,961,786          Issued                  5-Apr-07          Next Renewal Deadline      088854416US3

THE FOLLOWING ARE PATENT APPLICATIONS, PATENTS ARE PENDING


                    RAPID THERMAL PROCESSING OF HEAVY HYDROCARBON FEEDSTOCKS               HEAVY OIL PRODUCT (#1)
ENSYN GROUP, INC.

COUNTRY       ISSUE DATE   SERIAL NUMBER       STATUS                      NEXT DUE DATE   ITEM DUE                    OUR REFERENCE

BRAZIL        07Apr2000    (PI 0009652-0)      Examination Requested       07Apr2004       Next Renewal Deadline       08881424BR

CANADA        07Apr2000    (2,369,288)         Official Action Received    07Apr2004       Next Renewal Deadline       08881424CA

EUROPE        07Apr2000    (00916713.1)        Official Action Received    08Feb2004       Official Action Deadline    08881424EP

MEXICO        07Apr2000    (PA/a/2001/010120)  Application Filed                                                       08881424MX

NORWAY        07Apr2000    (2001 4868)         Application Filed           07Apr2004       Next Renewal Deadline       08881424NO

U.S.A.        7-Apr-2000   09/958,261          Official Action Received    26-Feb-04       Official Action Response    08881424US1

VENEZUELA     07Apr2000    (2102-2001)         Application Filed                                                       08881424VE

                  PRODUCT PRODUCED FROM RAPID THERMAL PROCESSING OF HEAVY HYDROCARBON FEEDSTOCKS              HEAVY OIL PRODUCT (#2)

ENSYN GROUP INC.

COUNTRY        FILING DATE     SERIAL NUMBER       STATUS                 NEXT DUE DATE     ITEM DUE                   OUR REFERENCE

ARGENTINA      18Sep2001       (P 01 01 04414)     Application Filed      18Sep2004         Examination Deadline       08888699AR

BRAZIL         18Sep2001       (PI 0113937-1)      Application Filed      18Sep2004         Next Renewal Deadline      08888699BR

CANADA         18Sep2001       (2,422,534)         Application Filed      18Sep2004         Next Renewal Deadline      08888699CA

EUROPE         18Sep2001       (01971568.9)        Application Filed      18Sep2004         Next Renewal Deadline      08888699EP

MEXICO         18Sep2001       (PA/a/2003/002341)  Application Filed                                                   08888699MX

NORWAY         18Sep2001       (2003 1230)         Application Filed      18Sep2004         Next Renewal Deadline      08888699NO

U.S.A.         18Sep2001       (09/955,267)        Application Filed                                                   08888699US1


              MODIFIED THERMAL PROCESSING OF HEAVY HYDROCARBON FEEDSTOCKS                   IN SITU AND FLUE GAS S REMOVAL
ENSYN GROUP INC.

COUNTRY       FILING DATE    SERIAL NUMBER       STATUS                  NEXT DUE DATE      ITEM DUE                   OUR REFERENCE

ARGENTINA     10-Oct-03      (P 03 01 03715)     Application filed           10-Oct-06      Examination Deadline       08894331AR

BRAZIL        13-Oct-03      (PI0303515-8)       Application Filed           13-Oct-05      Next Renewal Deadline      08894331BR

CANADA        10-Oct-03      2,444,832           Application Filed           10-Oct-05      Next Renewal Deadline      08894331CA

EUROPE        10-Oct-03      3256393.4           Application Filed           10-Oct-05      Next Renewal Deadline      08894331EP

MEXICO        10-Oct-03      (PA/a/2003/009358)  Application Filed                                                     08894331MX

NORWAY        10-Oct-03      (2003 4582)         Application Filed           10-Oct-05      Next Renewal Deadline      08894331NO

U.S.A.        11-Oct-02      (10/269,538)        Application Complete                                                  08894331US

U.S.A.        17-Apr-03      (10/419,053)        Application Complete        17-Apr-04      Foreign Filing Deadline    08894331US1

VENEZUELA     13-Oct-03      (2003-001753)       Application Filed                                                     08894331VE

PERU                                             Instructions to file (Jan.04)
ECUADOR                                          "                      "
COLUMBIA                                         "                      "
SURINAM                                          "                      "
TRINIDAD                                         "                      "
OMAN                                             "                      "
RUSSIA                                           "                      "
MONGOLIA                                         "                      "
CHINA                                            "                      "
UKRAINE                                          Awaiting Instructions



Notes: Modified and Combined "Heavy Oil Product" patents 1 & 2 (second and third patents listed above) could also be redrafted and filed in S.America, etc.

         Protection in USA, Canada and European markets prevents import from non-protected countries

                                   EXHIBIT "D"
         TO STOCK PURCHASE AGREEMENT BETWEEN IVANHOE ENERGY (USA) INC.,
                           ENSYN GROUP INC. AND ENSYN

                                  SITE LICENSE

THIS SITE LICENSE MADE AS OF THE ______ DAY OF ________________, ________,

BETWEEN:

         ENSYN PETROLEUM INTERNATIONAL LTD., a corporation incorporated under the laws of the State of Delaware (hereinafter called "EPI")

                                     - and -

         _____________________________, a ________________ formed under the laws of ___________________ (hereinafter called "Licensee")

WHEREAS, in accordance with the Formal Agreements, Licensee or its Affiliate will cause EPI to construct and commission the Licensee Facility in accordance with the Formal Agreements; and

WHEREAS, the Parties have agreed to enter into this License for the Licensee Facility in accordance with the Formal Agreements.

NOW, THEREFORE, in consideration of the covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the Parties, the Parties covenant and agree as follows:

1.        INTERPRETATION

1.1       DEFINITIONS

In this Site License, including the recitals and all Schedules hereto, the following terms and expressions will have the following meanings:

"AFFILIATE" means, in respect of a Party, a Person which controls, is controlled by, or is under common control with such Party and for the purposes of this definition, "CONTROL" means the direct or indirect ability, in the case of a corporation, to vote sufficient shares of the corporation to elect a majority of the directors thereof and in the case of other Persons, "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership or voting of securities, by contract, or otherwise.

"ANCILLARY TECHNOLOGY IMPROVEMENTS" means all Intellectual Property applied or used in the operation of the Licensee Facility, by any Person, which enhances the use of the Technology at such Licensee Facility, but is not a Technology Improvement.

"BARREL" means 0.158997 cubic meters.

"BPD" means barrels per day.

"BUSINESS DAY" means any day other than a Saturday, Sunday or statutory holiday in the State of New York.

"BY-PRODUCTS" means all other substances produced in the Licensee Facility in conjunction with Upgraded Products.

"COMMERCIAL PRODUCTION" means, for a Facility, that such Facility:

          (a)  has been mechanically completed,

          (b) has been successfully tested and commissioned in accordance with all applicable agreements, and

          (c)  has achieved the Performance Criteria for that Facility.

"COMPLETION" means, for a Licensee Facility, the achievement of Commercial Production of the Licensee Facility; or, notwithstanding that the Licensee Facility has not achieved Commercial Production, the Purchaser has taken control of and title to the Licensee Facility, including the RTP(TM) Equipment, as provided in the Formal Agreements. "COMPLETE" will have a corresponding meaning.

"CONFIDENTIAL INFORMATION" has the meaning given that term in Section 8.1(a).

"DISCLOSING PARTY" has the meaning given that term in Section 8.1(a).

"FACILITY" means any facility incorporating RTP(TM) Equipment designed or constructed by EPI or Persons acting under license or other authorization from EPI which uses the Technology for the Specified Applications.

"FEEDSTOCK" means heavy oil, bitumen and other petroleum substances.

"FORMAL AGREEMENTS" means the formal binding agreements between Licensee and EPI with respect to the RTP(TM) Equipment containing terms and conditions commonly found in transactions of that nature including price to complete, target date for completion, specifications for RTP(TM) Equipment and related equipment, Performance Criteria, payment schedule, scope of work, site location, Feedstock and Feedstock capacity.

"IMPROVEMENTS" means the Technology Improvements and the Ancillary Technology Improvements.

"INDEMNIFIED PARTIES" has the meaning given that term in Section 7.1.

"INFRINGEMENT CLAIM" has the meaning given that term in Section 7.1.

"INTELLECTUAL PROPERTY" means any or all of the following:

          (a) all Canada, United States and foreign patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof;

          (b) trade secrets and proprietary information, including trade secrets and proprietary information that are inventions (whether patentable or not), invention disclosures, improvements, know-how, technology, technical data, results of experiments, formulae, specifications, procedures and tests;

          (c) all copyrights, copyright registrations and applications therefor and all other rights corresponding thereto;

          (d) all industrial designs and any registrations and applications therefor;

          (e) all trade names, logos, common law trade-marks and service marks, and all trade-mark and service mark registrations and applications therefor and all goodwill associated therewith;

          (f) any rights similar, corresponding or equivalent to, and all documentation related to, any of the foregoing.

"LICENSEE FACILITY" means the Facility located at ___________________ constructed by or under the direction of EPI.

"LOSSES" has the meaning given that term in Section 7.1.

"PARTIES" means the parties to this Site License and "Party" means one of them.

"PATENTS" means the patents or applications for patents set forth in Schedule
"A".

"PERFORMANCE CRITERIA" means the performance standards, milestones, benchmarks and other performance measures relating to the performance of the Licensee Facility as agreed in the Formal Agreements.

"PERSON" means any individual, corporation, limited liability company or other legal entity and also includes partnerships, whether limited or general, and trusts.

"PRODUCT" means all output streams from the Licensee Facility employing the Technology for the Specified Applications.

"PRODUCTION" means all products and by-products produced from the Licensee Facility, including Products, Upgraded Products and By-Products.

"RECEIVING PARTY" has the meaning given that term in Section 8.1(a).

"ROYALTY" means the royalty and license fees payable to EPI in an amount equal to the following: [must be an amount equal to or greater than the amounts required to enable EPI to satisfy all of its obligations with respect to the Licensee Facility, including those pursuant to licenses, sub-licenses and other agreements] for the use of the Technology at the Licensee Facility.

"RTP(TM)" means the rapid heating of carbonaceous material, at a rate of over 400 degrees Centigrade per second, to at least 300 degrees Centigrade and retaining the said carbonaceous materials together with a particulate heat carrier and the initial pyrolysis products in a pyrolysis reactor at a minimum of 300 degrees Centigrade for less than 5 seconds; RTP(TM) includes the processing of recycled RTP(TM) carbonaceous products and fractions thereof.

"RTP(TM) EQUIPMENT" means equipment located at the Licensee Facility and which equipment was constructed or supplied by EPI, or its agents and contractors, or whose construction was authorized by EPI, and which equipment directly utilizes the Technology for the Specified Applications, including an RTP(TM) Reactor.

"RTP(TM) REACTOR" means a reactor for the rapid heating of carbonaceous material, at a rate of over 400 degrees Centigrade per second, to at least 300 degrees Centigrade and retaining the said carbonaceous materials together with a particulate heat carrier and the initial pyrolysis products in a pyrolysis reactor at a minimum of 300 degrees Centigrade for less than 5 seconds.

"SPECIFIED APPLICATIONS" means the use of the Technology to upgrade Feedstock, with Production not to exceed ________ bpd; but "SPECIFIED APPLICATIONS" does not include the mixture of Feedstock with bio-oil.

"TECHNOLOGY" means (a) the application of the RTP(TM) for the upgrading of Feedstock as improved, developed, modified, expanded or refined from time to time, including the application of the inventions claimed by the Patents, and
(b) any and all other Intellectual Property rights owned by or licensed to EPI relating to the upgrading of Feedstock other than those with respect to the RTP(TM).

"TECHNOLOGY IMPROVEMENTS" means all Intellectual Property developed by EPI and/or any licensee of the Technology, including Licensee, which (a) requires the Technology in order to produce a useful result, (b) has its first and primary application to the Technology, or (c) enhances the use of the Technology in any manner which is not particular to the Licensee Facility where such improvement was developed.

"TERM" has the meaning given that term in Section 2.1.

"TERRITORY" means ___________________________________________________.

"UPGRADED PRODUCT" means those hydrocarbon products produced from the Licensee Facility and capable of being marketed on commercial terms to third party purchasers.

1.2       NUMBER AND GENDER

Words importing the singular number only in this Site License will include the plural number and vice versa, words importing one gender only in this Site License will include all genders.

1.3       HEADINGS

The headings used in this Site License and the division of this Site License into Articles and Sections is for ease of reference only and will not affect the meaning or the interpretation of this Site License.

1.4       INCLUDING

When the word "including" or any other form of that word is used herein, it will in all cases be deemed to mean "including without limitation."

1.5       TAXES

If, in connection with the payment by Licensee to EPI of any amounts provided for herein, EPI is required to collect from Licensee any taxes, the Licensee shall pay the required amount of such taxes to EPI and EPI shall remit those amounts to the appropriate government authority in the manner required by law.

1.6       SCHEDULES

The following schedules attached to this Site License will form part of this Site License:

          Schedule "A" - Patents
          Schedule "B" - Claims
          Schedule "C" - RTP(TM) Equipment for Licensee Facility

2.        TERM

2.1       TERM

The term of this Site License (the "Term") will commence on the date hereof and, subject to Sections 2.2, 2.3 and 2.4, will continue until use and operation of RTP(TM) Equipment listed on Schedule "C" hereto at the Licensee Facility has permanently ceased (subject to any provisions concerning relocation contained in this Site License).

2.2       EARLY TERMINATION

This Site License will terminate prior to the expiration of the Term only upon:

          (a)  the mutual consent of the Parties to the expiration of the Term;
               or

          (b)  termination pursuant to Section 10.1 or 10.2.

2.3       EFFECT OF TERMINATION

Notwithstanding the provisions of this Site License, the exercise of the right of termination by a Party under this Site License arising out of a default of another Party, or otherwise, is without prejudice to any rights or remedies at law or equity which may have arisen at the date that the right of termination arose.

2.4       SURVIVAL

In the event of the expiration of the Term or early termination of this Site License, the rights and obligations of the Parties which have accrued up to such time will survive and remain enforceable but all further rights and obligations will cease except as specifically set forth in this Site License. Articles 5, 7, 8, 11 and 12 will survive any termination of this Site License in accordance with their terms.

3.        GRANT AND MAINTENANCE OF USE RIGHTS

3.1       GRANT OF USE AND RELOCATION

(a) Subject to the terms and conditions herein, EPI hereby grants to Licensee, and its successors and permitted assigns, a non-exclusive right and license to (i) use the Technology for the Specified Applications at the Licensee Facility and (ii) operate the RTP(TM) Equipment originally constructed for use at the Licensee Facility for the Specified Applications, as of the date herein, for the Term. This Site License shall continue in full force and effect in accordance with its terms and cannot be terminated except in accordance with
          Article 2 of this Site License.

(b) Licensee shall not relocate the RTP(TM) Equipment at the Licensee Facility without the written consent of EPI. In the event the Licensee wishes to relocate the RTP(TM) Equipment, Licensee shall give sixty
          (60) days written notice to EPI of the location within the Territory to which the Licensee wishes to relocate the RTP(TM) Equipment. In no event shall relocation be made outside the Territory. Within thirty
          (30) days of its receipt of such notice, EPI shall provide its consent or the reasons for its failure to consent to such relocation. In the event that EPI consents to such relocation, Licensee may utilize its own resources or may utilize other contractors to perform such relocation. Upon relocation of the RTP(TM) Equipment: (i) any reference to the Licensee Facility in this Site License shall be deemed to refer to such new location and (ii) the right and license granted in the foregoing shall be transferred from the previous location of the RTP(TM) Equipment and shall apply to such new location.

(c) With the exception of Section 3.1(a), any reference in this Site License to "use" of the Technology shall be deemed to include use of the Technology and the Technology Improvements for the Specified Applications and operation of the RTP(TM) Equipment as described in
          Section 3.1(a).

3.2       MAINTENANCE OF USE

EPI agrees that during the Term it will take all steps and do all things reasonably necessary to honor and preserve the rights granted to Licensee under this Site License and will take no action or do anything which may inhibit or prevent Licensee from exercising its rights.

3.3       COVENANTS OF EPI

EPI covenants and agrees that:

          (a) the right to use the Technology to operate the RTP(TM) Equipment as set out in Section 3.1 includes the right to maintain such RTP(TM) Equipment;

          (b) all Improvements shall be disclosed and licensed to Licensee at no additional fee;

          (c) it will not enter into any assignment or transfer in the ownership of the Technology, or the granting of any security or other interest in the Technology to any other Person, as may be otherwise permitted under this Site License and any other agreement between the parties, without such other Person first agreeing to abide by this Site License and, in particular, that any such assignment, transfer or granting of a security interest shall be subject to any rights or licenses granted to Licensee in respect of the Technology for the Specified Applications;

          (d) it has all necessary rights to carry out its obligations under this Site License;

          (e) any other Person licensed by EPI to use the Technology shall be required to disclose all Technology Improvements to its licensor, who in turn will disclose to EPI and permit EPI to disclose and permit use of such Technology Improvements by any other Person, including but not limited to Licensee, that has a right or license to use the Technology.

3.4       COVENANT OF LICENSEE

Licensee covenants and agrees that it has all necessary rights to carry out its obligations under this Site License.

3.5       USE OF TECHNOLOGY

Except for the provisions of Article 8, the terms of this Site License shall only apply to the use or application of the Technology in the Licensee Facility as defined herein and shall not be construed to apply, extend to, or restrict, the use or application of the Technology in any other facility, including any third party facility, in which Licensee may hold or acquire an interest.

4.        ROYALTY

4.1       ROYALTY FOR TECHNOLOGY

Licensee shall pay EPI the Royalty for the use of the Technology at the Licensee Facility upon commencement of construction.

4.2       OWNERSHIP OF DATA

Subject to Sections 5.1 and 5.2 below, all data, information, records and reports generated or produced in connection with the Licensee Facility will be and remain the exclusive property of Licensee provided that EPI will have the right to use such data, information, records and reports which primarily relate to the use and functioning of the Technology and which Licensee is legally entitled to disclose without further consideration. Upon request, certain such technical data generated at the Licensee Facility will be provided to EPI and can be used by EPI to the extent reasonably necessary to apply for and obtain Intellectual Property protection.

5.        IMPROVEMENTS

5.1       TECHNOLOGY IMPROVEMENTS

The Parties agree that the Technology and Technology Improvements will be and remain the exclusive property of EPI. Licensee covenants and agrees to take or cause to be taken all such reasonable actions which it is capable of taking as may be necessary to confirm EPI's ownership of the Technology Improvements developed by EPI or Licensee and all rights therein and thereto; provided, however, that subject to Article 8, Licensee will have an equivalent right of access to and use of the Technology Improvements, including any Technology Improvements developed by other Persons granted a right to use the Technology, as it does to the Technology.

5.2       ANCILLARY TECHNOLOGY IMPROVEMENTS

The Parties agree that the Ancillary Technology Improvements will be and remain the exclusive property of the Party developing such Ancillary Technology Improvements. Licensee covenants and agrees to take or cause to be taken all such reasonable actions which they are capable of taking as may be necessary to confirm the ownership of the Ancillary Technology Improvements and all rights therein and thereto; provided, however, that subject to Article 8 and to the extent the Party developing such Ancillary Technology Improvements has a legal right to do so without further consideration, such Party shall grant Licensee a non-transferable right of access to and use of the Ancillary Technology Improvements. Such right of access and use shall be on an "as is" basis without any representation or warranty by the Party developing such Ancillary Technology Improvement, including but not limited to any relating to non-infringement, and shall be at the sole risk of the Licensee and its permitted assigns and sub-licensees.

5.3       DISCLOSURE

(a) EPI agrees to, as soon as reasonably possible, advise Licensee in writing, providing particulars, with respect to any Improvements with application or benefit to the Specified

          Applications invented, discovered, made or otherwise acquired by EPI or any of its respective Affiliates, employees, agents, consultants, contractors or subcontractors, or any other licensees of the Technology and to provide Licensee with such information in relation thereto as Licensee may reasonably request.

(b) The Parties agree that Licensee has a positive obligation to notify EPI with respect to any Improvements invented, discovered or made by Licensee or any of its Affiliates, employees, agents, consultants, contractors or subcontractors, and that on request by EPI, Licensee will provide EPI with such information relating to such Improvements as EPI may reasonably request pursuant to this Site License. The Parties agree that Licensee shall not patent or assist in the patenting of any Improvements invented, discovered or made by Licensee or any of its Affiliates, employees, agents, consultants, contractors or subcontractors, except as provided in Section 5.4.

(c) Licensee agrees that, without the written approval of EPI, Licensee will not enter into any contract or agreement with any consultant, contractor or subcontractor pursuant to which such consultant, contractor or subcontractor reserves the Technology or Intellectual Property arising out of the Licensee Facility invented, discovered or made by such consultant, contractor or subcontractor.

5.4       APPLICATIONS

EPI, in its sole discretion, will file and prosecute patent applications for patentable subject matter arising from the Technology, Technology Improvements and Ancillary Technology Improvements and will bear the cost and expense of all such patent applications. Licensee will cooperate fully with EPI in the preparation and prosecution of any such applications.

6.        REPRESENTATIONS AND WARRANTIES

6.1       REPRESENTATIONS AND WARRANTIES OF EPI

EPI represents and warrants to Licensee that:

          (a) it has been duly incorporated under the laws of its jurisdiction of incorporation and has the authority to enter into this Site License and to perform its obligations hereunder;

          (b) this Site License has been duly executed and delivered by it and constitutes a legal, valid and binding obligation of it enforceable in accordance with its terms except to the extent enforceability may be limited by applicable bankruptcy, insolvency, limitation, reorganization, moratorium or other laws of general application relating to or affecting the rights of creditors, or by general principles of equity, including the limitation that the grant of equitable remedies, including specific performance, is discretionary and may not be available;

          (c) except as provided in Schedule "B," there are no actions, suits, investigations or proceedings pending or, to the best of its knowledge, threatened against it which adversely affect the Patents or the Technology or the ability of it to consummate the transactions contemplated hereby, at law or in equity, or before any arbitrator of any kind, or before or by any governmental or regulatory authority, domestic or foreign, and it is not aware of any existing ground on which any such action or proceeding might be commenced with any reasonable likelihood of success;

          (d) to the best of its knowledge and belief, (i) the Patents are the only patents or applications for patents in existence in respect of the Technology for the Specified Applications, all of which are owned exclusively by either EPI or its Affiliates, or EPI has an exclusive license to use and sub-license use of the Patents which is broad enough to include the use by Licensee and any successor or permitted assign of the Licensee Facility for the Specified Applications, and (ii) the Patents are not dependent on any other patents and the practice of the invention described in the Patents do not infringe on any other patents;

          (e) the Patents and Technology are free and clear of any liens, security interests and encumbrances;

          (f) EPI and its Affiliates own, exclusively, the copyrights to copyrighted works that form part of the Technology;

          (g) to its knowledge, no Person is infringing or misappropriating the Technology;

          (h) assignments of rights have been obtained with respect to all elements of the Technology created by independent contractors and its employees;

          (i) none of the Technology is subject to any proceeding or outstanding decree, order, judgment, agreement or stipulation that restricts in any manner the use, transfer or licensing thereof by it or may affect the validity, or its use or enforceability of the Technology for the Specified Applications;

          (j) to the extent that any Intellectual Property forming part of the Technology has been developed or created by any Person other than EPI, EPI or an Affiliate of EPI has a written agreement with such Person with respect thereto and EPI or an Affiliate of EPI thereby has obtained ownership of, and is the exclusive owner of, all such Intellectual Property that might otherwise vest in such Person, or EPI has a license to use and sub-license use of the Technology which is broad enough to include the use by Licensee and any successor or permitted assign of the Licensee Facility for the Specified Applications; and

          (k) except as provided in Schedule "B," to the best of its knowledge and belief, the use of the Technology as contemplated by this Site License does not infringe or misappropriate the Intellectual Property of any Person. Except as provided in Schedule "B," it has not received notice from any Person claiming that the

               Technology or the practice thereof infringes or misappropriates the Intellectual Property of any Person (nor is it aware of any basis therefor).

6.2       REPRESENTATIONS AND WARRANTIES OF LICENSEE

Licensee represents and warrants to EPI that:

          (a) it has been duly incorporated under the laws of its jurisdiction of incorporation and has the authority to enter into this Site License and to perform its obligations hereunder;

          (b) this Site License has been duly executed and delivered by it and constitutes a legal, valid and binding obligation of it enforceable in accordance with its terms except to the extent enforceability may be limited by applicable bankruptcy, insolvency, limitation, reorganization, moratorium or other laws of general application relating to or affecting the rights of creditors, or by general principles of equity, including the limitation that the grant of equitable remedies, including specific performance, is discretionary and may not be available; and

          (c) there are no actions, suits, investigations or proceedings pending or, to the best of its knowledge, threatened against it which adversely affect the ability of it to consummate the transactions contemplated hereby, at law or in equity, or before any arbitrator of any kind, or before or by any governmental or regulatory authority, domestic or foreign, and it is not aware of any existing ground on which any such action or proceeding might be commenced with any reasonable likelihood of success.

7.        INDEMNITIES

7.1       INTELLECTUAL PROPERTY INDEMNITY

(a) Subject to Section 7.2, EPI will defend, indemnify and save harmless Licensee, its Affiliates and their respective directors, officers, employees and other personnel, including their successors and permitted assigns (the "Indemnified Parties"), from and against all claims, suits proceedings, losses, damages, charges, expenses and other liabilities which the Indemnified Parties may suffer or incur, directly or as a claim by a third party (the "Losses"), which relate to a claim that the possession or use by the Indemnified Parties of the Technology as contemplated by this Site License constitutes a breach or misappropriation of the Intellectual Property rights of such third party (the "Infringement Claim").

(b) EPI shall assume the control and conduct of the defense of the Infringement Claim and the Indemnified Parties shall cooperate with and provide reasonable assistance to EPI. Licensee and the Indemnified Parties may at their own expense retain their own counsel to represent their own respective interests and participate in the defense. No Party shall agree to any settlement or make any commitment with respect to an Infringement Claim which adversely affects any other Party without that other Party's prior consent, such consent not to be unreasonably withheld. If an Infringement Claim is determined to be valid by court order or agreement, or at the election of EPI, EPI shall (i) replace the Technology with non-infringing Technology or modify any component of the Technology that is infringing so that it becomes non-infringing, provided that the functionality, performance, and cost-effectiveness of the Technology is not adversely affected by such replacement or modification, (ii) procure the right of Licensee and the Indemnified Parties to continue the use of the Technology as contemplated under this Site License, or (iii) take such other steps as may be reasonably necessary to allow Licensee or any other Indemnified Party to continue using the Technology subject to Section 7.1(c).

(c) EPI shall pay all costs associated with defending the Infringement Claim, including all legal expenses. EPI shall also be liable for all Losses (other than the foregoing costs), including any judgments, settlements or the cost of any replacements or modifications to the Licensee Facility required to permit continued use of the Technology free of an Infringement Claim, but such liability in respect of the Licensee Facility shall not exceed the sum of all Royalties paid to date in respect of the Licensee Facility.

(d) If any resolution of an Infringement Claim results in a requirement that the Indemnified Parties pay royalties to any Person other than EPI in order to permit continued use of the Technology free of an Infringement Claim, then the Indemnified Parties shall be entitled to offset any obligation to pay royalties arising from this Site License by the amount of any royalties required to be paid to such other Person. The Indemnified Parties shall also be entitled to claim any deficiency arising from the payment of such royalties to such other Person (to the extent such royalties exceed the royalties required by this Site License) against EPI but not to exceed the foregoing limitation.

7.2       LIMITATION ON LIABILITY

Notwithstanding anything else in this Site License, no Party will be liable to any other Person for any indirect, consequential or punitive damages or losses suffered by such other Party in respect to any matter relating hereto. In no event shall the liability to Licensee for an Infringement Claim exceed the limits set forth in Section 7.1(c).

8.       CONFIDENTIAL INFORMATION

8.1      CONFIDENTIAL INFORMATION

(a) The term "Confidential Information", as used herein, will mean this Site License, the Technology, the Improvements, the business and affairs of a Party, and all data and information relating thereto, and any proprietary or confidential information or materials of Licensee or its suppliers located at or in respect of the Licensee Facility which a Party (in this Section 8.1, the "Receiving Party") directly or indirectly receives or acquires from another Party (in this Section 8.1, the "Disclosing Party"), either in writing or verbally or through observation, except information falling into any one of the following categories:

          (i) information which the Receiving Party can show was in its possession on a non-confidential basis prior to the receipt or acquisition thereof from the Disclosing Party;

          (ii) information which is lawfully in the public domain at the time of the Receiving Party's receipt or acquisition thereof from the Disclosing Party;

          (iii) information which, after the Receiving Party's receipt or acquisition thereof from the Disclosing Party, becomes part of the public domain through no act of the Receiving Party or its Affiliates, agents, employees, subcontractors (other than the Disclosing Party or its Affiliates) or their respective employees; and

          (iv) information which, after receipt or acquisition thereof from the Disclosing Party, is lawfully obtained by the Receiving Party from a third party, but only after such information is so received or acquired, provided such third Party is under no obligation of confidence with respect to such information;

and specific information will not be considered to be within the scope of any of the exceptions listed above merely because it is included with general information within the scope of the above exceptions.

(b) The Receiving Party will keep all Confidential Information in confidence and will not disclose it to others without the prior written approval of the Disclosing Party and will not use the Confidential Information, except in the performance of its obligations hereunder. Notwithstanding the foregoing sentence or any other provision of this Site License, nothing in this Article 8 will prevent a Party from disclosing Confidential Information:

          (i) to those of its Affiliates, employees, subcontractors and their respective employees to whom disclosure is required in order for the Receiving Party to perform its obligations hereunder,

          (ii) to any governmental agency or authority in connection with a public or private offering of securities or a financing or in connection with any filings required to be made by any Party hereto with such governmental agency or authority including pursuant to the rules or regulations of any stock exchange on which a Party's shares or the shares of any of its Affiliates are listed or are proposed to be listed or to any other person where such disclosure is required by law;

          (iii) to an investor, potential investor, bank, investment bank or other financial institution to the extent reasonably required for a Party to arrange for funding or as required by existing funding arrangements provided that the Party disclosing such Confidential Information takes the same steps to maintain the confidentiality of such Confidential Information that such Party takes to protect its own Confidential Information in similar circumstances;

          (iv) to a mediator or arbitrator in connection with mediation or arbitration commenced pursuant to this Site License; or

          (v) in the case of disclosure by EPI of a technical nature to a third party, including those visiting the Licensee Facility, relating to the design and performance of the Licensee Facility, in connection with the marketing of the Technology or their related services provided that, prior to any such disclosure to a third party, EPI obtains the consent of Licensee and an agreement in writing of such third party not to disclose the Confidential Information, in form and substance reasonably satisfactory to Licensee.

(c) Notwithstanding the foregoing, no Party will disclose any of the contents of this Site License to others without the prior written approval of the other Parties, except as necessary to perform its obligations hereunder and except as provided in Sections 8.1(b) and 8.1(d). The foregoing shall not be interpreted to prevent a Party from disclosing the existence of this Site License to any other Person.

(d) Notwithstanding the foregoing provisions of this Article 8, Licensee may disclose Confidential Information to a Person which acquires or proposes to acquire an interest in the Licensee Facility provided that, prior to such disclosure, Licensee obtains an agreement in writing of such Person not to disclose the Confidential Information in form and substance reasonably satisfactory to the non-disclosing Party.

(e) No Party may use another Party's name or any of its Affiliates' or their direct or indirect shareholders' names or any registered or unregistered trademarks of any of such Persons in any advertising or promotional materials or publicity releases without the written consent of the other Party.

(f) The Receiving Party will be responsible to the Disclosing Party to ensure that its employees, agents and subcontractors comply with this
          Article 8. Nothing in this Article 8 shall affect any obligation of confidence that any Party has to another pursuant to any other agreement.

9.        ASSIGNMENT

9.1       ASSIGNMENT BY EPI

(a) Except as provided in Sections 9.1(b), EPI may not assign any of its rights, duties and obligations under this Site License without the prior written consent of Licensee, such consent not to be unreasonably withheld.

(b) EPI will not be required to obtain the consent of Licensee as contemplated by Section 9.1(a) if the proposed assignment is made (i) to one of its Affiliates, provided however that the assignor will remain liable to Licensee for the performance by such Affiliate of its obligations hereunder and further provided that such Affiliate has acquired the rights or access to the Technology and the right to grant use of the Technology to Licensee as required under this Site License, has covenanted with Licensee in writing to comply with the obligations of the assignor hereunder and is able to demonstrate to the reasonable satisfaction of Licensee that it has the technical knowledge and capability to perform the obligations of the proposed assignor, or (ii) by way of collateral assignment for security by EPI of its entitlements to payments of Royalties hereunder provided that such assignment will not in any way adversely affect or encumber Licensee rights under this Site License.

9.2       ASSIGNMENT BY LICENSEE

Licensee may not sell, assign, transfer or otherwise dispose of all or a portion of its interest in the Licensee Facility and a corresponding interest in this Site License without the prior written consent of EPI, such consent not to be unreasonably withheld. Further, no sale, assignment, transfer or other disposition will be effective to release Licensee from its obligations hereunder unless and until the assignee agrees to be bound by the terms of this Site License.

10.       DEFAULT

10.1      DEFAULT BY LICENSEE

If:

          (a) Licensee fails to pay any amount payable by it hereunder within thirty (30) days after notice in writing is given by EPI that such payment has not been made when due and payable; or

          (b) Licensee fails to perform or observe, in any material respect, any material covenant, condition or provision of this Site License and such failure to perform is not remedied within thirty
               (30) days after written notice thereof has been given by EPI or within such longer period as may be agreed to by EPI having regard to the subject matter of the failure;

EPI may, by written notice to Licensee, terminate this Site License whereupon EPI will be entitled, at its sole discretion, without further notice or further demand, to immediately put into force and exercise all the powers and remedies including specific performance of any provision which survives termination, possessed by it according to applicable law.

For greater certainty, in the event this Site License is terminated by EPI for cause, the license granted herein shall be immediately terminated and the Technology shall not be further used at the Licensee Facility.

10.2      DEFAULT BY EPI

If EPI fails to perform or observe, in any material respect, any material covenant, condition or provision of this Site License and such failure to perform is not remedied within thirty (30) days after written notice thereof has been given by Licensee or within such longer period as may be agreed to by Licensee having regard to the subject matter of the failure, Licensee may, by written notice to such Party, terminate this Site License whereupon Licensee will be entitled, at its sole discretion, without further notice or further demand, to immediately put into force and exercise all the powers and remedies including specific performance of any provision which survives termination, possessed by it according to applicable law.

11.       DISPUTE RESOLUTION

11.1      GENERAL

Upon the written agreement of all Parties to a dispute at the relevant time, disputes between the Parties arising under or in connection with this Site License will be resolved in accordance with this Article 11.

11.2      MEDIATION

The Parties will use all commercially reasonable efforts to resolve and finally settle all claims and disputes referred to in Section 11.1 through mediation by an independent third party mediator chosen by the disputing Parties. Each of the disputing Parties agrees that during any mediation process it will provide reasonable access to an officer with requisite decision-making authority for and on its behalf. The mediation process will be completed within thirty (30) days following a request for mediation by any one of the disputing Parties. Costs of the mediator will be borne equally between the disputing Parties. Each Party will bear its own costs of the mediation.

11.3      ARBITRATION

Any claim or dispute not resolved by mediation within the time period prescribed in Section 11.2 will be settled by binding arbitration in accordance with the following:

          (a) an arbitration will be commenced by a Party giving a written notice to the other Party containing a statement of the issue in dispute, a description of the claim being made and a statement that a dispute is being submitted to arbitration. The arbitration will be held in Delaware, or in another location mutually agreed upon by the Parties, pursuant to the rules of the American Arbitration Association before a single arbitrator who is knowledgeable in the petroleum processing industry. The Parties will appoint the arbitrator by agreement within fifteen (15) Business Days after the notice commencing the arbitration, failing which the arbitrator will be appointed by the American Arbitration Association in Delaware upon application by either Party. The arbitrator's decision and award will be final and binding and may be entered in any court having jurisdiction over the enforcement of such award. The arbitrator will not have the power to award any damages excluded by or in excess of any damage limitations expressed in this Agreement or any subsequent agreement between the Parties. In order to prevent irreparable harm, the arbitrator may grant temporary or permanent injunctive or other equitable relief in accordance with the rules of equity;

          (b) while the arbitrator will generally determine, in accordance with the rules of the American Arbitration Association, the procedure to be followed in connection with an arbitration, the Parties agree that each will have the right to carry out examinations in aid of discovery of, and in respect of, each of the other Parties in connection with such arbitrated dispute and such examination in aid of discovery will be conducted pursuant to the rules of Delaware's Court of Chancery as though such arbitration proceeding were a litigation proceeding; and

          (c) in the final award, the arbitrator may award costs in accordance with Delaware's Court of Chancery as if the arbitration were a trial of a matter before such court.

12.       NOTICES AND COMMUNICATIONS

12.1      NOTICES AND COMMUNICATIONS

The address and fax number for notice of each of the Parties hereto will be as follows:

EPI:
                  400 West 9th Street
                  Wilmington, Delaware 19801
                  Attention: President
                  Fax Number:

With a copy sent as follows:

                  Ensyn Group, Inc.
                  20 Park Plaza
                  Suite 434
                  Boston, Massachusetts 02116
                  Attention: President
                  Fax Number: (617) 266-0557

Licensee:

                  __________________________
                  __________________________
                  Attention:  ______________
                  Fax Number:  _____________

Any Party may from time to time change its address or fax number for notice by giving written notice to the other Parties. Any notice may be served by a reputable courier service or other personal service upon a Party at its address for notices during normal business hours on a Business Day or by facsimile to its fax number for notices. Any notice sent by a reputable courier service or other personal service will be deemed received upon receipt. Any notice or communication sent by facsimile or similar means will be deemed received when reception of the transmission is confirmed by electronic receipt except that, if such transmission is sent on a Saturday, Sunday or day when the receiving party's office is not open for the regular conduct of business, or after 4:00 p.m., such notice or communication will be deemed to be received on the next day that such office is open for the regular conduct of business.

13.       MISCELLANEOUS

13.1      AMENDMENT OR WAIVER

No amendment or variation of this Site License will be effective unless the same is expressed in writing and executed by the Parties. No waiver on behalf of a Party of any breach of the covenants, conditions and provisions herein contained will take effect or be binding upon such Party unless the same is expressed in writing and any waiver so expressed will extend only to the particular breach so waived and will not limit or affect such Party's rights with respect to any other or future breach.

13.2      APPLICABLE LAW AND JURISDICTION

This Site License and the respective rights and obligations of the Parties hereto will be interpreted in accordance with the laws of the State of Delaware and in accordance with the laws applicable therein, excluding all conflict of laws principles or rules embodied therein which may permit or require the application of the laws of another jurisdiction. In respect of any matter relating hereto which is not subject to Article 11, the courts of the State of Delaware will, to the extent that such courts accept such jurisdiction, have exclusive original jurisdiction in respect of any matters arising out of or relating to this Site License and the Parties hereby agree to accept and attorn to such jurisdiction. The venue for any action or proceedings hereunder will be in the City of Wilmington, Delaware.

13.3      TIME OF ESSENCE

Time will be of the essence in respect to all matters relating to this Site License.

13.4      FURTHER ASSURANCES

The Parties will, from time to time, do and perform all such further acts and things, and will execute and deliver all such further documents and instruments as may be reasonably required in order to carry out and implement the true intent and meaning of this Site License.

13.5      ASSIGNS AND SUCCESSORS

This Site License will enure to the benefit of and will be binding upon the Parties and their respective successors and assigns as permitted herein.

13.6      NO PARTNERSHIP OR AGENCY

Nothing herein contained or otherwise arising will constitute the Parties as partners with one another, nor will anything contained herein constitute or be deemed to constitute either Party as the agent of the other except as expressly provided herein.

13.7      COUNTERPART EXECUTION

This Site License may be executed in counterpart and the counterparts of each Party will together constitute a completely executed agreement.

14.       EXECUTION

14.1      EXECUTION

This Site License has been executed by the Parties as of the date first above written.


ENSYN PETROLEUM INTERNATIONAL LTD.

By: ___________________________
Name:__________________________
Title: ________________________


LICENSEE: _____________________________________

By: ___________________________
Name:__________________________
Title: ________________________